Registered Public Accounting Firm The Board of Directors
                CitiFunds Trust I
In planning and performing our audit of the financial
 statements of Legg Mason Partners Emerging Markets
Equity Fund (formerly Salomon Brothers Emerging Markets
 Equity Fund), a series of CitiFunds Trust I, as of
 and for the year ended October 31, 2006, in accordance
 with the standards of the Public Company Accounting
 Oversight Board (United States), we considered its
 internal control over financial reporting, including
 control activities for safeguarding securities, as
 a basis for designing our auditing procedures for
the purpose of expressing our opinion on the financial
 statements and to comply with the requirements of
Form N-SAR, but not for the purpose of expressing
an opinion on the effectiveness of the Fund's internal
 control over financial reporting. Accordingly, we
express no such opinion.
The management of the Fund
is responsible for establishing and maintaining effective
 internal control over financial reporting.  In fulfilling
 this responsibility, estimates and judgments by management
 are required to assess the expected benefits and related
 costs of controls.  A fund's internal control over
financial reporting is a process designed to provide
reasonable assurance regarding the reliability of
financial reporting and the preparation of financial
 statements for external purposes in accordance with
 U.S. generally accepted accounting principles.  Such
 internal control includes policies and procedures that
 provide reasonable assurance regarding prevention or
timely detection of unauthorized acquisition, use or
disposition of a fund's assets that could have a material
 effect on the financial statements.
Because of its
inherent limitations, internal control over financial
reporting may not prevent or detect misstatements. Also,
 projections of any evaluation of effectiveness to future
 periods are subject to the risk that controls may become
 inadequate because of changes in conditions, or that
 the degree of compliance with the policies or procedures
 may deteriorate. A control deficiency exists when
the design or operation of a control does not allow
management or employees, in the normal course of
performing their assigned functions, to prevent or
detect misstatements on a timely basis. A significant
 deficiency is a control deficiency, or combination
 of control deficiencies, that adversely affects
the fund's ability to initiate, authorize, record,
 process or report external financial data reliably
 in accordance with U.S. generally accepted accounting
 principles such that there is more than a remote
likelihood that a misstatement of the fund's annual or
 interim financial statements that is more than
inconsequential will not be prevented or detected.
 A material weakness is a significant deficiency,
or combination of significant deficiencies, that
results in more than a remote likelihood that a
material misstatement of the annual or interim
financial statements will not be prevented or
detected.
   Our consideration of the Fund's internal control
 over financial reporting was for the limited purpose
 described in the first paragraph and would not
necessarily disclose all deficiencies in internal
control that might be significant deficiencies or
material weaknesses under standards established by
 the Public Company Accounting Oversight Board
(United States).  However, we noted no deficiencies
 in the Fund's internal control over financial reporting
 and its operation, including controls for safeguarding
 securities, that we consider to be a material weakness
 as defined above as of October 31, 2006.
This report
 is intended solely for the information and use of
management and the Board of Legg Mason Partners Emerging
Markets Equity Fund and the Securities and Exchange
Commission and is not intended to be and should not
 be used by anyone other than these specified parties.
 New York, New York       December 27, 2006